EXHIBIT "C"
                      CONTINUING SECURITY AGREEMENT

    This Continuing Security Agreement ("Agreement") is made and entered into as of June 13, 1997 by and between Callaway Golf Company, a California corporation ("Callaway Golf") and All-American Golf LLC, a California limited liability company (the "Company"), with respect to the following facts:

    A. Callaway Golf has agreed to make a loan to the Company pursuant to the terms of the Secured Promissory Note dated June 13, 1997 in the original principal amount of $5,250,000 by and between the Company, as maker, and Callaway Golf, as holder (the "Note").

    B. Callaway Golf has required, as a condition to making the loans, that the Company secure its obligations under the Note by granting a security interest to Callaway Golf in certain of the Company's assets.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

    1. Property Subject To Security Interest. The Company hereby grants and transfers to Callaway Golf, a security interest in the Company's right, title and interest in, to and under the property described on Exhibit "A" attached hereto and incorporated herein by this reference, now owned or hereafter acquired by the Company (the "Collateral").

    2. Obligations Secured. This Agreement and security interest hereunder is granted to secure the payment of all indebtedness under and the performance of all obligations of the Company under this Agreement and the Note, and all extensions, modifications, substitutions, replacements and renewals thereof (collectively, the "Secured Obligations").

    3. The Company's Representations And Warranties. The Company hereby represents and warrants as follows:

        3.1 No Liens. The Company is the sole owner of the Collateral and there are no liens or encumbrances or adverse claims whatsoever on or against the Collateral, or any part thereof, created or incurred by the Company. The Company will not transfer, pledge, sell or dispose of any interest or permit any lien or encumbrance to be placed on the Collateral during the term of this Agreement without the prior written consent of Callaway Golf.

        3.2 Taxes. The Company will pay, prior to delinquency, all taxes, liens and assessments of any kind whatsoever levied or assessed against the Collateral or any part thereof and should the Company fail to do so, Callaway Golf may pay the same, at its option, and any amount so paid shall bear interest at the same rate as the Note and said amount of interest shall be secured hereby and shall be immediately repayable by the Company to Callaway Golf.

        3.3 Maintenance and Insurance. The Company will at all times maintain the Collateral essential to the conduct of its business in good condition and repair, ordinary wear and tear excepted. The Company will keep the Collateral insured against all loss by fire, theft and other risks, liabilities and perils in form and amounts customary in the industry and with companies of recognized standing. Any such insurance policies shall provide for the loss proceeds to be payable to Callaway Golf as its interest may appear, and shall provide for at least thirty (30) days written cancellation notice to Callaway Golf. In the event the Company does not procure such insurance required hereunder upon being requested to do so, Callaway Golf may do so, at its option, and any sums expended for insurance premiums shall bear interest at the same rate as the Note and said amount of interest shall be secured hereby and shall be immediately repayable by the Company to Callaway Golf.

        3.4 Location of Collateral. The Company will keep the Collateral separate and identifiable and will not sell, lease, transfer, hypothecate, consign or permit or suffer any lien, attachment, judgment or other judicial or involuntary lien against, or otherwise dispose of, the Collateral or any part thereof outside the ordinary course of business without Callaway Golf's prior written consent, which consent may be given or withheld in its sole and absolute discretion. The Company will not grant any security interest to any other party on any of the Collateral or any part thereof without Callaway Golf's prior written consent, which consent may be given or withheld in its sole and absolute discretion. The Company shall not remove any Collateral from its existing location without the prior written consent of Callaway Golf.

        3.5 Location and Inspection of Records. The address of the chief executive office and chief place of business of the Company is its address set forth in Section 7 hereof, and the Company has no other places of business except as disclosed to Callaway Golf. All records pertaining to accounts and contracts (including computer records) of the Company are kept at its chief executive office, and the Company will notify Callaway Golf, no later than thirty (30) days prior to any change in address of the chief executive office or chief place of business of the Company or the change of the location of any of the Collateral or records pertaining thereto. Callaway Golf may, upon prior notice, during normal business hours and at reasonable intervals, examine any of the Company's records, books, accounts, ledgers and assets of any kind, and may take copies therefrom and may utilize any duplication equipment located on the premises.

        3.6 Compliance with Other Agreements. The Company will perform all acts and comply with all terms of any agreement, the performance of and/or compliance with which are secured by a lien that is, or appears to be, superior, prior, subordinate, or subsequent to the security interest created hereby.

        3.7 Defense of Claims. The Company at its own cost and expense will defend the Collateral against all claims, liens, security interests, demands and other encumbrances of third parties which may affect Callaway Golf's security interest in, or Callaway Golf's title to, any Collateral.

        3.8 Notice. The Company will promptly notify Callaway Golf in the event of any damage to or loss of any material portion of the Collateral or any part thereof from any source whatsoever.

        3.9 Further Assurances. The Company will execute any and all further agreements, assignments, documents and financing statements that Callaway Golf may reasonably request from time to time in order to perfect or continue the security interest of Callaway Golf in the Collateral or otherwise carry out the purposes and intent of this Agreement.

        3.10 Operation of Business. The Company will at all times operate the Company's business in a manner consistent with any and all rules, regulations and statutes of governmental agencies having jurisdiction over the Company's business applicable to the operation of such a business and will comply with any and all requirements specified by companies insuring the Collateral, or any part thereof, as conditions for such insurance.

        3.11 No Additional Consent; Valid and Binding Obligation. No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body, or other person or entity is required either (i) for the grant by the Company of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Company or (ii) for the perfection or exercise by Callaway Golf of Callaway Golf's rights and remedies hereunder, other than the filings of UCC-1 financing statements by Secured Party and any necessary continuations thereof. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

        3.12 Maintenance of Business. Following the occurrence and during the continuation of a "default," as defined in Section 4 below, or of an event that, with the giving of notice or the lapse of time, or both, would constitute such a default, Callaway Golf may take, and at Callaway Golf's direction, the Company shall take, at the Company's expense, such action as Callaway Golf may deem necessary or advisable to enforce collection of all amounts due or to become due to the Company. If any default shall have occurred and be continuing, Callaway Golf shall have the right, with respect to agreements constituting Collateral, (i) to direct the obligor(s) under such agreements to make payment of all amounts due or to become due thereunder directly to Callaway Golf or to a post office lock box under Callaway Golf's sole control, and/or (ii) to require that all amounts received by the Company in respect of such agreements be received in trust for the benefit of Callaway Golf and be segregated from other funds of the Company. Any amounts so segregated shall, at Callaway Golf's request, be forthwith paid over to Callaway Golf to be held as Collateral and either (A) released to the Company after payment in full of all Secured Obligations, or (B) if any such default shall have occurred and be continuing, applied as provided in Section 6.2, at Callaway Golf's option. If Callaway Golf notifies the Company of Callaway Golf's intention to direct such obligor(s) to make payments directly to Callaway Golf and/or to a post office lock box and/or to require the Company to segregate and hold such payments in trust, the Company shall enter into written agreements satisfactory to Callaway Golf to implement such intention.

        3.13 Attorney-in-Fact. To the extent allowed by law, the Company hereby irrevocably appoints Callaway Golf, acting singly, as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, Callaway Golf, or otherwise, from time to time in Callaway Golf's discretion, if a default shall have occurred and be continuing, to take any action and to execute any instrument that Callaway Golf may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Company under Section 3.12), including without limitation:

            (a) to obtain and adjust insurance required to be maintained pursuant to this Agreement in respect of any of the Collateral:

            (b) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for, money due and to become due under or in respect of any of the Collateral;

            (c) to receive, endorse, and collect any drafts or other instruments and documents in connection with clauses (a) and (b) above; and

            (d) to file claims or take any action or institute any proceedings that the Callaway Golf may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Callaway Golf with respect to any of the Collateral.

        3.14 Callaway Golf May Perform. If the Company fails to perform any agreement contained herein, or in the Note, then Callaway Golf may perform, or cause the performance of, such agreement, and the expenses of Callaway Golf incurred in connection therewith shall be payable by the Company under Section 8.2 below.

        3.15 Callaway Golf's Duties. The powers conferred on Callaway Golf hereunder are solely to protect the interests of Callaway Golf in the Collateral, and shall not impose any duty upon Callaway Golf to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Callaway Golf shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

    4.    Acts Constituting Default.

        4.1 Events of Default. The happening of any of the following events, at the option of Callaway Golf, shall constitute a default by the Company under this Agreement:

            (a) if any warranty or representation made by the Company herein proves to have been false in any material respect when made;

            (b) failure by the Company to keep or perform any of the terms, covenants or conditions of this Agreement, and such monetary failure is not cured within ten (10) days of written notice by Callaway Golf to the Company, and such non-monetary failure is not cured within thirty (30) days written notice by Callaway Golf to the Company;

            (c) the levy of any attachment, execution or other process against the Company or against the Collateral, or any part thereof, and the failure of removal of such process within sixty (60) days;

            (d)    an Event of Default shall occur under the Note;

            (e) a default or event of default shall occur under the Deed of Trust dated June 13, 1997 executed by the Company in favor of Callaway Golf securing the Indenture of Lease dated June 13, 1997 by and between Urban Land of Nevada, a Nevada corporation, and the Company, or a default or event of default shall occur under the Membership Interest Security Agreement dated June 13, 1997 by and between Saint Andrews Golf Corporation and Callaway Golf;

            (f) the loss, theft, damage, destruction, or sale to or of the Collateral or any part thereof which is not replaced with other property of a value at least equal to that lost, which property shall become subject to this Agreement; or

            (g) if the Company shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file or have filed against it a petition for relief under any chapter or provision of the Bankruptcy laws of the United States, as amended from time to time, or shall be adjudged a bankrupt or insolvent, or shall file a petition, complaint, pleading, certificate, formal request or matter of a similar nature seeking any reorganization, arrangement, composition, liquidation, dissolution or financial relief of a similar nature under any present or future statute, law or regulation, or shall file an answer or response admitting or not contesting the material allegations of a petition or other document filed against it in any proceeding commenced for the purpose of affecting the Company's rights or creditors' remedies; and in the case of any such proceeding commenced by any other person or entity against the Company, or in the event that a receiver, trustee or other court officer or administrative officer is appointed for the purpose of taking possession of all or any part of the Collateral, or of the premises of the Company, or the Company's successors or assigns, or any interest of the Company or the Company's successors or assigns in the Collateral, and said proceeding is not terminated or discharged within forty-five (45) days of its commencement or said receiver, trustee, court officer or administrative officer is not removed within forty-five (45) days of such appointment.

    5. Callaway Golf's Remedies Upon Default. Upon a default by the Company, as set forth above, Callaway Golf may do any one or more of the following, in addition to all of its other rights and remedies, all of which shall be cumulative:

            (a) declare the entire indebtedness under the Note and this Agreement immediately due and payable;

            (b) exercise all rights and remedies of a secured party under the California Uniform Commercial Code;

            (c) require the Company to assemble the Collateral and make it available to Callaway Golf;

            (d) enter and/or remain upon the premises of the Company without any obligation to pay rent to the Company, or any other place or places where any of the Collateral is located and kept;

            (e) enter upon the Company's premises where the Collateral is kept and possess and remove the same without legal process if Callaway Golf can do so without a breach of the peace or proceed by legal action to obtain possession;

            (f) proceed against the Company for any deficiency after proceeding against the Collateral;

            (g) incur expenses, including reasonable attorneys' fees and costs including, but not by way of limitation, any fees and costs incurred in any bankruptcy, liquidation, receivership or other debtor-relief proceeding by the Company or relating to any of the Collateral, in the exercise of any right or remedy hereunder.

    6.    Disposition of Collateral

        6.1 Notice of Public Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Callaway Golf will give the Company at least 5 days' prior written notice of the time and place of any public sale thereof, or of the time on or after which any private sale or other intended disposition thereof is to be made.

        6.2 Use of Proceeds. The proceeds of any disposition of Collateral shall be applied in the following priority:

            (a) to pay reasonable expenses of taking, holding, preparing for sale, selling, leasing and the like, including reasonable attorneys' fees and legal expenses incurred by Callaway Golf;

            (b)    to satisfy the indebtedness secured by this Agreement; and

            (c) to satisfy any indebtedness secured by any subordinate security interest in the Collateral, if written notification or demand therefor is received before distribution of the proceeds is completed. In the event the Collateral is sold or otherwise disposed of as aforesaid and a sufficient sum is not realized to pay in full all indebtedness secured by this Agreement after application of the proceeds as aforesaid, the Company promises and agrees to pay to Callaway Golf any deficiency.

    7. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied or telex communication) and mailed or telegraphed or telecopied or delivered to the parties at their respective addresses as set forth below, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this
Section 7. All such notices and communications, if mailed, shall be effective upon deposit in the United States mail, first-class (or certified) postage prepaid; if telegraphed or telecopied, shall be effective when transmitted, if sent by telex, shall be effective when the telex is sent and the appropriate answer back is received, and if delivered in another way, shall be effective upon receipt.

        (a)    If to the Company, then to:

               All-American Golf, LLC
               c/o Saint Andrews Golf Corporation
               5325 South Valley View Boulevard, Suite 10
               Las Vegas, Nevada 89118
               Attn:  Ron Boreta
               Telephone:  (702) 798-7777
               Facsimile:  (702) 798-6847

        (b)    If to Callaway Golf, then to:

               Callaway Golf Company
               2285 Rutherford Road
               Carlsbad, California 92008
               Attn: Donald H. Dye, President and
                        Chief Executive Officer
               Telephone:  (760) 930-5738
               Facsimile:  (760) 930-5022

    8.    Miscellaneous.

        8.1 Indemnity. The Company agrees to indemnify, defend and hold harmless, Callaway Golf and its officers, directors, employees, shareholders and agents, from and against any and all claims, losses, and liabilities growing out of, or resulting from, this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Callaway Golf's gross negligence or willful misconduct.

        8.2 Expenses. The Company shall upon demand pay to Callaway Golf the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and/or any experts and agents, that Callaway Golf may incur in connection with (i) the administration of this Agreement, (ii) the inspection, custody, preservation, use, or operation of, the sale of, the collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Callaway Golf hereunder, or under the Note, or under any judgment awarded to Callaway Golf in respect of its rights hereunder, or under the Note (which obligation shall be severable from the remainder of this Agreement and shall survive the entry of any such judgment), or (iv) the failure of the Company to perform or observe any of the provisions of this Agreement, or under the Note, or the failure of any representation or warranty of the Company made in or pursuant to this Agreement to be true and correct in all respects. The foregoing shall include any and all expenses and fees incurred by Callaway Golf in connection with a bankruptcy, reorganization, receivership, or similar debtor-relief proceeding by or affecting the Company or any of the Collateral.

        8.3 Survival. All covenants, agreements, representations, and warranties made herein, and in documents delivered pursuant hereto, or in connection herewith, shall be deemed to have been material and relied upon by Callaway Golf and shall survive the execution and delivery to Callaway Golf.

        8.4    Time.  Time is of the essence of this Agreement.

        8.5 No Waiver. No course of dealing between the Company and Callaway Golf, or failure, neglect, or delay by Callaway Golf in exercising any and all of Callaway Golf's rights hereunder shall operate as a waiver, forfeiture or abandonment of any such right except only to the extent expressly waived in writing.

        8.6 Rights Cumulative. All rights and remedies provided in this Agreement shall be cumulative and may be exercised and enforced without notice or demand being first made to the Company.

        8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving any effect to principles of conflict of laws. Any action or legal proceeding arising out of this Agreement may be brought in a state or federal court of competent jurisdiction located in the County of San Diego, State of California, and by executing this Agreement the parties expressly consent and submit themselves to the jurisdiction of such courts.

        8.8 No Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided that the Company may not assign, transfer, or delegate its obligations hereunder without the prior written consent of Callaway Golf, which consent may be given or withheld in Callaway Golf's sole discretion.

        8.9 Entire Agreement. This Agreement, the Note and other documents executed simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

        8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

        8.11 Severability. In case any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement, or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible consistent with applicable law, the provisions of this Agreement shall be deemed revised, and shall be construed so as to give effect to the intent manifested by this Agreement.

        8.12 Rights Cumulative; No Waiver. Callaway Golf's options, powers, rights, privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute, or by rule of law. Callaway Golf shall not, by any act, delay, omission, or otherwise, be deemed to have modified, discharged, or waived any of Callaway Golf's options, powers, or rights in respect of this Agreement, and no modification, discharge, or waiver of any such option, power, or right shall be valid unless set forth in writing signed by Callaway Golf or Callaway Golf's authorized agent, and then only to the extent therein set forth. A waiver by Callaway Golf of any right or remedy hereunder on any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that Callaway Golf would otherwise have on any other occasion.

        8.13 Headings. The section heading used in this Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Agreement.

    [The rest of this page intentionally left blank]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             CALLAWAY GOLF COMPANY, a California
                             corporation


                             By:
                                 Donald H. Dye, President and Chief
                                 Executive Officer


                             ALL-AMERICAN GOLF LLC, a California
                             limited liability company

                             By: SAINT ANDREWS GOLF CORPORATION,
                                 a Nevada corporation,
                                 Managing Member


                                 By:
                                     Ron Boreta, President

                                 EXHIBIT "A"
                          DESCRIPTION OF COLLATERAL

    The following property of the Company, presently owned or hereafter arising or acquired, wherever located:

    (a) All rights, title, and interest under that certain Service Mark License Agreement dated June 13, 1997 by and between the Company and Callaway Golf.

    (b) All rights, title and interest under the Indenture of Lease dated June 13, 1997 by and between Urban Land of Nevada, a Nevada corporation, and the Company.

    (c) All accounts, including, without limitation, all accounts receivable, book debts, and other form of obligations (to the extent not constituting obligations evidenced by chattel paper, documents or instruments), now owned or hereafter received or acquired by or belonging or owing to the Company, whether arising out of goods sold or services rendered by the Company or from any other transaction, and all of the Company's rights in, to, and under all purchase orders or receipts now owned or hereafter acquired by the Company for goods or services, and all of the Company's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Company under all purchase orders and contracts for the sale of goods or the performance of services, or both, by the Company (whether or not yet earned by performance on the part of the Company or in connection with any other transaction), now in existence or hereafter occurring including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person or entity with respect to any of the foregoing.

    (d)    All chattel paper now owned or hereafter acquired by the Company.

    (e)    All documents now owned or hereafter acquired by the Company.

    (f) All equipment now or hereafter owned or acquired by the Company, including, without limitation, all machinery, equipment, furnishings, vehicles and computers and other electronic data processing and other office equipment, and any and all addition to, substitution for, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

    (g) All fixtures now or hereafter owned or acquired by the Company, including, without limitation (regardless of where located), all of the fixtures, systems, machinery, apparatus, equipment, and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions therefor or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property, together with all right, title, and interest of the Company in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of the foregoing property and all conversions of the security constituted thereby immediately upon any acquisition or release thereof or any such conversion, as the case may be.

    (h) All general intangibles now owned or hereafter acquired by the Company, including, without limitation, all right, title, and interest that the Company may now or hereafter have in or under any contract, all customer lists, trademarks, service marks, patents, rights in intellectual property, interests in partnerships, joint ventures, and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, databases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any trademark, service mark, trademark or service mark registration or trademark or service mark licensed under any trademark or service mark license), claims in or under insurance policies (including, without limitation, any unearned premiums), partnership interests, membership interests, deposit accounts, rights to receive tax refunds and other payments (whether payment in money or payment in kind), repayment rights, and security interests (and other rights) of the Company relating to advances made, expenses incurred, and services rendered by the Company to or for the benefit of third parties (including, without limitation, all rights with respect to any statutory or common law lien or trust), and rights of indemnification.

    (i) All instruments now owned or hereafter acquired by the Company, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, to the extent not constituting chattel paper.

    (j) All inventory now owned or hereafter acquired by the Company, including, without limitation, all inventory, merchandise, goods and other personal property held by or on behalf of the Company for sale or lease or furnished or to be furnished under a contract of service or that constitute raw materials, work in process, or materials used or consumed or to be used or consumed in the Company's business or the processing, packing, packaging, labeling, promotion, delivery, or shipping of the same, and all finished goods.

    (k) All financial assets, investment property, securities accounts, securities and security entitlements now owned or hereafter acquired by the Company, and all interest, earnings, dividends and proceeds thereof.

    (l) All other goods and personal property of the Company, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, the Company and wherever located, including, without limitation (to the extent not described above), all farm products, deposit accounts, cash, and any beneficial interest of the Company under any trust.

    (m)    All or the foregoing, now owned or hereafter acquired or arising.

    All of the property described above, together with the proceeds and products thereof (and proceeds and products of proceeds and products), is herein collectively called the "Collateral." Notwithstanding anything else contained in this Exhibit, the "Collateral" shall exclude all hazardous or toxic (i.e., deleterious to either the environment or to health) wastes.

                                  EXHIBIT "D"
                    MEMBERSHIP INTEREST SECURITY AGREEMENT

    This Membership Interest Security Agreement (the "Agreement") is made and entered into as of June 13, 1997, by and between Saint Andrews Golf Corporation, a Nevada corporation ("Saint Andrews"), and Callaway Golf Company, a California corporation ("Callaway Golf"), with respect to the following facts:

    A. All-American Golf LLC, a California limited liability company (the "Company"), is indebted to Callaway Golf pursuant to that certain Secured Promissory Note dated June 13, 1997 in the original principal amount of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00) (as amended, renewed, modified or replaced, the "Note"), in favor of Callaway Golf. Callaway Golf has requested and Saint Andrews has agreed to grant to Callaway Golf a security interest in the "Collateral" defined herein to secure the obligations of the Company to Callaway Golf in respect of the Note. But for entering into this Agreement, Callaway Golf would not make the loan (the "Loan") to the Company evidenced by the Note.

    B. Pursuant to the terms of that Operating Agreement for All-American Golf LLC dated June 13, 1997, as amended, restated, modified or supplemented from time to time (the "Operating Agreement"), Saint Andrews is the owner of eighty percent (80%) of the membership interests in the Company.

    NOW, THEREFORE, in consideration of the premises, and to induce and in consideration of the Loan or other financial considerations, Saint Andrews hereby agrees for the benefit of Callaway Golf, its successors and assigns, as follows:

    1. Grant of Security Interest. As security for the full and prompt performance and payment of all of the Secured Obligations described and defined in Section 3 of this Agreement, Saint Andrews hereby assigns, transfers and pledges to Callaway Golf, and grants a security interest to Callaway Golf in, the following property, now owned or hereafter acquired or arising (collectively the "Collateral"): (i) Saint Andrews' entire interest as a member in the Company, whether now owned or hereafter acquired, including all right, title and interest of Saint Andrews as a member in the Company and all rights and interests of any kind or nature under the Operating Agreement as a member, including without limitation all voting, inspection, management and rights in specific Company property; (ii) any and all obligations of the Company to Saint Andrews as a member or on account of Saint Andrews' membership interest of any kind whatsoever, including without limitation, all accounts, fees, general intangibles, chattel paper, documents, and promissory notes and other instruments, including all rights with respect to any security therefor or guaranties or other securities in respect thereof; and (iii) all dividends, distributions and earnings arising out of any of the foregoing and all additions, replacements and substitutions to any and all of the foregoing, including, without limitation, any and all new or substituted or additional cash, securities, instruments, chattel paper, general intangibles or other property, tangible or intangible, distributed with respect to any of the foregoing property or other property subject to this Agreement for any reason whatsoever, and all proceeds of any and all of the foregoing (collectively, the "Proceeds"). Saint Andrews also agrees to execute such other assignments of Saint Andrews' membership interests in such form and content as requested by Callaway Golf.

    2. Additional Collateral. Upon the acquisition by Saint Andrews of any additional interest of any kind or nature in the Company, such interest shall become part of the Collateral without any further action by any person. If at any time after the date hereof all or any portion of the Collateral shall be represented or evidenced by certificates, promissory notes or other instruments, all such certificates, promissory notes or instruments representing or evidencing the Collateral shall be delivered to and held by Callaway Golf pursuant hereto and shall be (i) if certified, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, and (ii) if a promissory note or other instrument, endorsed to Callaway Golf, all in form and substance satisfactory to Callaway Golf.

    3. Obligations Secured. The security interest granted pursuant to this Agreement is made by Saint Andrews to secure the payment or performance as the case may be, of each of the following described obligations to Callaway Golf (the "Secured Obligations"):

        (a) The payment and performance of all indebtedness, obligations, liabilities, conditions and covenants of the Company to Callaway Golf now or hereafter arising under the Note, the Continuing Security Agreement dated June 13, 1997 by and between the Company and Callaway Golf (the "Security Agreement"), the Deed of Trust dated June 13, 1997 executed by the Company in favor of Callaway Golf (the "Deed of Trust") securing the Indenture of Lease dated June 13, 1997 by and between Urban Land of Nevada, a Nevada corporation, and the Company, and/or this Agreement, and any and all extensions, amendments or renewals or replacements of or for any of them (including, without limitation, the payment of all principal, interest and other amounts arising under or relating to the foregoing); and

        (b) The payment and performance of all other obligations of the Company to Callaway Golf now or hereafter existing, arising or owing and stated to be secured hereby.

    4. Rights With Respect to Distributions. So long as no Default (as defined below) shall have occurred and be continuing, subject to any other applicable provision of this Agreement, Saint Andrews shall be entitled to receive payment in respect of obligations of the Company owed to Saint Andrews or to receive dividends, withdrawals, or other distributions in respect of the Collateral. Upon the occurrence and during the continuation of any Default, all rights of Saint Andrews to receive payments in respect of obligations of the Company owed to Saint Andrews or to receive dividends, withdrawals or other distributions in respect of the Collateral that Saint Andrews would otherwise be entitled to receive hereunder shall cease (unless otherwise agreed by Callaway Golf) and all such rights shall thereupon become automatically vested in Callaway Golf, which shall have the sole right to receive such cash or properties and apply them to payment of the Secured Obligations or to hold them as Collateral, as it may elect. All cash or other property received by Saint Andrews contrary to the provisions of this Section 4 shall be received in trust for the benefit of Callaway Golf, shall be segregated from other property or funds of Saint Andrews and shall be forthwith delivered to Callaway Golf as Collateral in the same form as so received (with any necessary endorsement). Notwithstanding the foregoing provisions of this Section 4, no distributions of any kind shall be made to Saint Andrews unless made in accordance with the provisions of the Operating Agreement.

    5. Voting and Other Rights. So long as no Default (as defined below) shall have occurred and be continuing, subject to any other applicable provision of this Agreement, Saint Andrews shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement. Within three days after exercising any such right, Saint Andrews shall give Callaway Golf written notice of the action taken or approved in connection therewith. Upon the occurrence and during the continuance of any Default, all rights of Saint Andrews to exercise the voting and other consensual rights that Saint Andrews would otherwise be entitled to exercise hereunder shall cease, and (unless otherwise agreed by Callaway Golf) all such rights (and any other rights Saint Andrews may have under the Operating Agreement, as amended, restated, modified or supplemented from time to time) shall thereupon become vested in Callaway Golf, which shall thereupon have the sole right to exercise such rights.

    6. Financing Statement; Further Assurances. Saint Andrews agrees that at any time and from time to time, at the expense of Saint Andrews, Saint Andrews shall promptly execute and deliver all further instruments and documents, and take all further action, that Callaway Golf may request in order to perfect and protect the security interest granted or purported to be granted hereby or to enable Callaway Golf to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Saint Andrews hereby irrevocably makes, constitutes and appoints Callaway Golf (and all persons designated by Callaway Golf for that purpose) as Saint Andrews' true and lawful attorney (and agent-in-fact) to sign the name of Saint Andrews on any financing statements or other written matter, and to take any other act, deemed necessary or requested by Callaway Golf to perfect and maintain a perfected lien upon, and security interest in, any Collateral.

    7. Representations and Warranties. Saint Andrews represents and warrants to Callaway Golf as follows:

        (a) Except for the Operating Agreement, there are no other agreements or commitments between or among Saint Andrews and any other member of the Company, including, without limitation, any agreements or commitments relating to the management, operations or ownership of the Company or any of its or its members' obligations with respect thereto;

        (b) The Company is a duly organized and validly existing limited liability company under the laws of the State of California and is duly qualified to do business and in good standing in all jurisdictions in which its activities make such qualification necessary;

        (c) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of any indenture, agreement, lease or instrument to which Saint Andrews is a party or by which Saint Andrews is bound or to which Saint Andrews or any material part of Saint Andrews' property may be subject, including, without limitation, the Operating Agreement (all consents for the transactions contemplated hereby required under the terms of the Operating Agreement having been obtained), or constitute a breach thereof or a default thereunder or permit the acceleration of any obligation due thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property of Saint Andrews;

        (d) This Agreement constitutes the valid and legally binding obligation of Saint Andrews enforceable in accordance with its terms;

        (e) No portion of the Collateral is evidenced by a certificate, instrument or other writing except for such as have been delivered to Callaway Golf;

        (f) Saint Andrews is the sole owner of the Collateral, and there are no liens, encumbrances or claims on or against the Collateral except the security interest granted hereby; and

        (g) Saint Andrews is a corporation in good standing under the laws of the State of Nevada and has all corporate power and corporate authority necessary to conduct its business and enter into the Operating Agreement.

        (h) Saint Andrews' chief executive office is located in Las Vegas, Nevada.

    8. Covenants of Saint Andrews. So long as any Secured Obligation remains outstanding, Saint Andrews covenants and agrees as follows:

        (a) Saint Andrews shall indemnify, defend and hold harmless Callaway Golf, its officers, directors, employees, shareholders and agents, against all losses, claims, demands and liabilities of every kind caused by or relating to the Collateral or other property subject hereto;

        (b) Saint Andrews shall not sell, hypothecate, pledge or otherwise dispose of any Collateral at any time, or become obligated to do any of the foregoing, or permit the Collateral to become subject to any lien, judgment, attachment or other adverse claim except in favor of Callaway Golf; provided, however, if (i) the Loan is current in payment of principal and interest, (ii) no Default then exists hereunder, and (iii) the total Appraised Unit Value of Saint Andrew's Membership Interest in the Company, as determined pursuant to
Section 7 of the Operating Agreement (at the sole cost to Saint Andrews) and as agreed upon by Saint Andrews and Callaway Golf, exceeds 150% of the then outstanding principal of the Loan, upon prior written notice to Callaway Golf, Saint Andrews may pledge to a third party its membership interest in the Company as security for obligations ("Third Party Obligations") not to exceed that amount which is equal to the difference between such total Appraised Unit Value of Saint Andrews' membership interest and 150% of the outstanding principal of the Loan. Any default under or with respect to the Third Party Obligations shall also be a Default hereunder. Any such pledge by Saint Andrews shall be expressly subordinated to the security interests of Callaway Golf. Saint Andrews and such third parties shall execute such documents and agreements as Callaway Golf may request to effectuate and evidence the foregoing, including, without limitation, subordination agreement(s) in a form acceptable to Callaway Golf (which agreement shall include, but not be limited to, provisions which limit such third parties' rights and remedies with respect to Saint Andrews' membership interest or other Collateral upon a default to pursuit only after exercise of remedies by Callaway Golf). Saint Andrews' ability to pledge its membership interest as security pursuant to this Agreement shall be limited to one occasion during the term of this Agreement and shall be limited to a single third party.

        (c) Without the prior written consent of Callaway Golf (which consent may be given or withheld in Callaway Golf's sole discretion), Saint Andrews shall not vote or give consent (i) to amend, modify, restate or alter the Operating Agreement, (ii) to mortgage, encumber, pledge, sell, hypothecate or otherwise transfer or dispose of all or any substantial portion of the assets of Saint Andrews or of the Company, (iii) to terminate or dissolve Saint Andrews or the Company or to withdraw or seek removal as a member in the Company, (iv) to withdraw any capital from the Company, or (v) to make any distribution of any kind to the members of the Company;

        (d) Saint Andrews shall give Callaway Golf immediate notice of any change in Saint Andrews' chief executive office or chief place of business or its name at least thirty (30) days prior to any change. Saint Andrews does not operate under any trade or other names and has not utilized any trade names or other names within the previous five years;

        (e) All information at any time supplied to Callaway Golf by Saint Andrews, including without limitation regarding the value of the Collateral and financial statements, shall be at the time supplied to Callaway Golf, correct and complete in all material respects;

        (f) Saint Andrews will perform all acts and comply with all terms of the Operating Agreement;

        (g) Saint Andrews will execute any additional agreements, finance statements, assignments or documents as may be requested by Callaway Golf to effectuate the purpose of this Agreement or in order to perfect or continue the security interest of Callaway Golf in the Collateral; and

        (h) Saint Andrews at its own cost and expense will defend the Collateral against all claims, liens, security interests, demands and other encumbrances which may affect Callaway Golf's security interest in or Saint Andrews' title to any Collateral.

    9. Powers of Callaway Golf. Saint Andrews appoints Callaway Golf as Saint Andrews' true and lawful attorney-in-fact to perform any of the following acts, which power is coupled with an interest, is irrevocable until termination of this Agreement and may be exercised from time to time by Callaway Golf and its officers and employees, or any of them, in their discretion, to take any action and to execute any instrument which Callaway Golf may deem reasonably necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Saint Andrews or representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement, and (a) to perform or cause the performance of any obligation of Saint Andrews hereunder in Saint Andrews' name or otherwise;
(b) during the continuance of any Default, to liquidate any Collateral pledged to Callaway Golf hereunder and to apply proceeds thereof to payment of the Secured Obligations or to place such proceeds into a cash collateral account pursuant to Section 10 hereof, all at Callaway Golf's sole discretion, notwithstanding the fact that such liquidation may give rise to penalties; (c) to notify any person obligated on any security, instrument or other document or obligation subject to this Agreement of Callaway Golf's rights hereunder;
(d) during the continuance of any Default, to collect all cash or other property now or hereafter payable upon or on account of the Collateral; (e) to enter into any extension, reorganization, merger or consolidation agreement or any other agreement relating to or affecting the Collateral and, in connection therewith, to deposit or surrender control of the Collateral, to accept other property in exchange for the Collateral, subject otherwise to this Agreement;
(f) to make any compromise or settlement Callaway Golf deems desirable or proper in respect of the Collateral; (g) to perform any act which Callaway Golf may deem necessary to preserve or protect the Collateral, or any part thereof; (h) to execute on Saint Andrews' behalf and in Saint Andrews' name any documents required in order to give Callaway Golf a continuing first lien upon the Collateral or any part thereof; and (i) Saint Andrews hereby waives any and all rights that Saint Andrews may now, or at any time have, to require Callaway Golf to proceed against any other person or entity or to proceed against any of the Collateral, or to pursue or enforce any other remedy Callaway Golf may have at any time. Notwithstanding any other provision of this Agreement, nothing herein shall limit, impair or modify any right of Callaway Golf as a member in the Company.

    10. Cash Collateral. Any money received by Callaway Golf in respect of the Collateral may, at Callaway Golf's sole option, be retained, without interest, as cash collateral and shall, for all purposes, be deemed Collateral hereunder.

    11. Indemnity. Saint Andrews agrees to indemnify, defend and hold harmless, Callaway Golf and its officers, directors, employees, shareholders and agents from and against any and all claims, losses and liabilities growing out of, or resulting from, this Agreement (including, without limitation, enforcement of this Agreement).

    12. Default. The occurrence of any of the following shall constitute a "Default" under this Agreement:

        (a) any event that, under the Note, the Operating Agreement or any related document, causes or permits the acceleration of any of the Secured Obligations;

        (b) any default or event of default under the Note, the Operating Agreement, Security Agreement, Deed of Trust or any other document evidencing or securing any Secured Obligation;

        (c) Saint Andrews' breach of, default under or failure to comply with, perform or pay when due, whether on demand or otherwise, any term, provision, covenant or condition, the Operating Agreement;

        (d) any failure by Saint Andrews to keep or perform any of the terms, covenants or conditions of this Agreement, and such monetary failure is not cured within ten (10) days of written notice by Callaway Golf to Saint Andrews, and such non-monetary failure is not cured within thirty (30) days of written notice by Callaway Golf to Saint Andrews;

        (e) any failure of this Agreement, the Note, the Operating Agreement, Security Agreement, Deed of Trust or any other agreement or undertaking related to any Secured Obligation, to be the valid, binding and enforceable obligation of the parties thereto (other than Callaway Golf);

        (f) the levying of any attachment, execution or other process against Saint Andrews or against the Collateral, or any portion thereof;

        (g) if Saint Andrews (or any successor thereto) or the Company shall make a general assignment for the benefit of Callaway Golf; or shall file or have filed against it a petition for relief under the bankruptcy laws of the United States; or in the event that a receiver, trustee or other court officer is appointed for the purpose of taking possession of all or any part of the Collateral;

        (h) if Saint Andrews revokes or purports to revoke this Agreement or its obligations hereunder; or

        (i) a default shall occur under or with respect to the Third Party Obligations.

    13. Remedies. Upon the occurrence of a Default (but without limiting any other rights or remedies of Callaway Golf, all of which are cumulative), Callaway Golf shall thereupon and thereafter have any or all of the rights and remedies to which a secured party is entitled after a default under the provisions of the California Uniform Commercial Code. In addition to those rights and remedies, Saint Andrews agrees that Callaway Golf may in its sole discretion do or cause to be done any one or more of the following:

        (a) declare the entire amount of the Secured Obligations immediately due and payable;

        (b) proceed to realize upon the Collateral or any portion thereof in any manner or priority;

        (c) if notice to Saint Andrews is required, give written notice to Saint Andrews five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made;

        (d) exercise all rights and remedies of a secured party under the California Uniform Commercial Code; and

        (e) proceed against Saint Andrews with or without proceeding against the Collateral.

    Saint Andrews acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws and Callaway Golf may be unable to effect a public sale of all or part of the Collateral and that a public sale is or may be impractical and inappropriate for a membership interest in the Company. Saint Andrews acknowledges and consents that Callaway Golf may resort to one or more private or public sales to a single purchaser or a restricted or limited group of purchasers. Saint Andrews agrees that private or public sales under these circumstances may be at prices and other terms less favorable to Saint Andrews than if Collateral were sold at a price negotiated by Saint Andrews. Saint Andrews further consents that Callaway Golf may take any steps it deems appropriate to avoid a violation of securities laws which exist now or in the future. Saint Andrews further agrees that sales made under the foregoing circumstances shall be deemed to have been made in a "commercially reasonable" manner.

    The rights, privileges, powers and remedies of Callaway Golf shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by Callaway Golf of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Callaway Golf to the payment of expenses incurred by Callaway Golf in connection with the foregoing, including reasonable attorneys' fees and expenses and expert witnesses' fees and expenses, and the balance of such proceeds may be applied by Callaway Golf toward the payment of the Secured Obligations and in such order of application as Callaway Golf may from time to time elect.

    In the event of a foreclosure of the Collateral or portions thereof by Callaway Golf, and provided Callaway Golf or an affiliate or designee of Callaway Golf shall become the owner thereof, then upon the written election of Callaway Golf or such affiliate or designee, Callaway Golf, or such affiliate or designee, as the case may be, shall become a member in the Company in place of Saint Andrews and shall have all of the rights thereof. Notwithstanding, nothing herein shall act to obligate Callaway Golf, or its affiliate or designee, for Saint Andrews' obligations as a member of the Company.

    14. Costs, Expenses and Attorneys' Fees. All payments, advances, charges, costs and expenses, including reasonable attorneys' fees and expenses and expert witnesses' fees and expenses, made or incurred by Callaway Golf in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, whether before or after judgment (including, without limitation, those arising in connection with the custody of, the sale of, or other redemption upon, any of the Collateral or failure by Saint Andrews to perform or observe any of the provisions hereof or in connection with the enforcement of any judgment or other award) or in connection with a bankruptcy, reorganization, receivership or similar debt-relief proceeding by or effecting the Saint Andrews or any of the Collateral, shall be paid to Callaway Golf by Saint Andrews immediately and without demand, together with interest as a rate per annum equal to the rate applicable under the Note, or, if less, the maximum rate permitted by law. Saint Andrews' obligations under this Section 14 are severable from the remainder of this Agreement and shall survive the entry of judgment.

    15. Governing Law; Successors, Assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and shall be binding on and inure to the benefit of the legal representatives, successors and assigns of Saint Andrews and Callaway Golf.

    16. Severability. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or any remaining provisions of this Agreement.

    17. Notice and Payments. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied or telex communication) and mailed or telegraphed or telecopied or delivered to the parties at their respective addresses as set forth below, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this
Section 17. All such notices and communications, if mailed, shall be effective upon deposit in the United States mail, first-class (or certified) postage prepaid; if telegraphed or telecopied, shall be effective when transmitted, if sent by telex, shall be effective when the telex is sent and the appropriate answer back is received, and if delivered in another way, shall be effective upon receipt.

    To Saint Andrews at its business office:

        Saint Andrews Golf Corporation
        5325 South Valley View Boulevard
        Suite 10
        Las Vegas, Nevada 89118
        Attn:    Ron Boreta, President
        Telephone: (702) 798-7777
        Facsimile: (702) 798-6847

    To Callaway Golf at its business office:

        Callaway Golf Company
        2285 Rutherford Road
        Carlsbad, California 92008-8815
        Attn:  Donald H. Dye, President and Chief
                  Executive Officer
        Telephone:  (760) 930-5738
        Facsimile:  (760) 930-5022

    18.    Additional Provision.

        (a) Saint Andrews acknowledges, covenants and agrees that this Agreement shall survive the payment in full of the Note and shall continue in full force and effect with respect to any Secured Obligations not performed upon and that survive payment of the Note.

        (b) This Agreement gives rise to continuing obligations relating to the Secured Obligations, including, without limitation, obligations and liabilities arising under successive and future transactions that either increase, decrease, or continue the Secured Obligations, or, from time to time, renew Secured Obligations that have been satisfied, independent of and in addition to any guaranty, endorsement, or collateral now or hereafter held by Callaway Golf, whether or not furnished by Saint Andrews. This Agreement shall apply and be irrevocable with respect to any indebtedness created or incurred even after actual receipt by Callaway Golf of any written notice of revocation by Saint Andrews which indebtedness arises out of any extension, renewal, advance, additional advance, refunding, replacement or modification of any indebtedness originally created prior to the actual receipt of such written notice regardless of whether such extension, renewal, advance, additional advance, refunding replacement or modification occurs prior to such revocation, and Saint Andrews waives any right to revoke this Agreement and the benefits of California Civil Code Section 2815.

        (c) Saint Andrews consents that Callaway Golf may, and authorizes Callaway Golf at any time in its discretion without notice or demand and without affecting the indebtedness and liabilities of Saint Andrews hereunder to: (i) enter into agreements with the Company and renew, extend, amend, waive, restructure, refinance, release, accelerate, or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness evidenced thereby (including, without limitation, the Secured Obligations), including, without limitation, (A) increase or decrease in the Secured Obligations or the rate of interest on the Secured Obligations and (B) any amendment of the Secured Obligations to permit Callaway Golf to extend further or additional accommodations to the Company in any form, including credit by way of loan, lease, sale or purchase of assets, guarantee, or otherwise, which shall thereupon be Secured Obligations; (ii) accept new or additional documents, instruments, or agreements relative to the Secured Obligations;
(iii) consent to the change, restructure or termination of the individual, partnership, or corporate structure or existence of the Company, Saint Andrews or any affiliate of the Company or Saint Andrews, and correspondingly restructure the Secured Obligations; (iv) accept partial payments on the Secured Obligations; (v) take and hold collateral or additional guaranties for the Secured Obligations and amend, alter, exchange, substitute, transfer, enforce, perfect or fail to perfect, waive, subordinate, terminate, or release any such collateral or guaranties; (vi) apply any collateral, and direct the order and manner of sale thereof as Callaway Golf in its sole discretion may determine; (vii) settle, release on terms satisfactory to Callaway Golf or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate the Secured Obligations and/or the collateral or any guaranty therefor in any manner, whether in liquidation, reorganization, receivership, bankruptcy, or otherwise; (viii) release the Company or any other party for all or any part of the Secured Obligations; or (ix) assign the Secured Obligations or any rights related thereto in whole or in part.

        (d) This Agreement is a guaranty of payment and not of collection. Saint Andrews' obligations under this Agreement are independent of those of the Company and of the obligations of any other person or entity, and are not conditioned or contingent upon the genuineness, validity, regularity, or enforceability of the Note or other Secured Obligations or of the obligations of any other person or entity. Callaway Golf may bring a separate action against Saint Andrews without first proceeding against the Company, any other guarantor, or any other person or entity, or any security held by Callaway Golf, and without pursuing any other remedy. Callaway Golf's rights under this Agreement in respect of the Secured Obligations shall not be exhausted by any action of Callaway Golf until all of the Secured Obligations have been fully and indefeasibly paid and performed.

        (e) Saint Andrews waives and agrees not to assert or take advantage of (i) any right to require Callaway Golf to proceed against the Company, any other guarantor, or any other person or entity, or against any security now or hereafter held by Callaway Golf, or to pursue any other remedy whatsoever, including, without limitation, any such right or any other right set forth in or arising out of any of Sections 2845, 2848, 2849, 2850, and 2855 of the California Civil Code; (ii) any defense based upon any legal disability of the Company or of any other guarantor, or person or entity, or any discharge or limitation of the liability of the Company or of any other guarantor, or person or entity, to Callaway Golf, or any restraint or stay applicable to actions against the Company or against any other guarantor, person or entity, whether such disability, discharge, limitation, restraint, or stay is consensual, arises by order of a court or other governmental authority, or arises by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, including, without limitation, any defense to the payment of interest, attorneys' fees and costs, and other charges that otherwise would accrue or become payable in respect of the Secured Obligations after the commencement of any such proceeding, it being the intent of the parties that the Secured Obligations shall be determined without regard to any rule of law or order that may relieve the Company of any portion of such obligations; (iii) setoffs, counterclaims, presentment, demand, protest, notice of protest, notice of non-payment, or other notice of any kind; (iv) any defense based upon the modification, renewal, extension, or other alteration of the Secured Obligations; (v) any defense based upon the negligence of Callaway Golf, including, without limitation, the failure to record an interest under a deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of the Company or of any other guarantor; (vi) any defense based upon a statute of limitations (to the fullest extent permitted by law), and any defense based upon Callaway Golf's delay in enforcing this guaranty or any other agreement; (vii) any defense based upon or arising out of any defense that the Company may have to the performance of any part of the Secured Obligations; (viii) any defense to recovery by Callaway Golf of a deficiency after non-judicial sale of real or personal property; any defense based upon the unavailability to Callaway Golf of recovery of a deficiency judgment after non-judicial sale of real or personal property; and any defense based upon or arising out of any of Sections 580a (which would otherwise limit Saint Andrews' liability after a nonjudicial foreclosure sale to the difference between the obligations guarantied hereby and the fair market value of the property or interest sold at such nonjudicial foreclosure sale), 580b and 580d (which would otherwise limit Callaway Golf's right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), or 726 (which, among other things, would otherwise require Callaway Golf to exhaust all of its security before a personal judgment may be obtained for a deficiency) of the California Code of Civil Procedure (including but not limited to any fair value limitations under Section 580a or 726 of such Code) or similar anti-deficiency or one-action statute which may be applicable, if any, or based upon or arising out of Division 5, 8, or 9 of the California Uniform Commercial Code or similar provisions to the extent applicable under the California Uniform Commercial Code as in effect; (ix) any defense based upon the death, incapacity, lack of authority, or termination of existence of, or revocation hereof by, any person or entity or persons or entities, or the substitution of any party hereto; (x) any defense based upon or related to Saint Andrews' lack of knowledge as to the Company's financial condition; (xi) any defense based upon Section 2809 of the California Civil Code; (xii) any defense based upon the impairment of any subrogation or reimbursement rights that Saint Andrews might have, including any defense or right based upon the acceptance by Callaway Golf or an affiliate of Callaway Golf of a deed in lieu of foreclosure without extinguishing the Secured Obligations, even if such acceptance destroys, alters, or otherwise impairs subrogation rights of Saint Andrews, the right of Saint Andrews to proceed against the Company for reimbursement, or both; (xiii) any right to designate the application of any sums or property received by Callaway Golf; and (xiv) any other defense or right available to Saint Andrews as a surety.

        (f) Saint Andrews acknowledges that Saint Andrews is relying upon Saint Andrews' own knowledge and is fully informed with respect to the Company's financial condition. Saint Andrews assumes full responsibility for keeping fully informed of the financial condition of the Company and all other circumstances affecting the Company's ability to perform its obligations to Callaway Golf, and agrees that Callaway Golf will have no duty to report to Saint Andrews any information that Callaway Golf receives about the Company's financial condition or any circumstances bearing on the Company's ability to perform all or any portion of the Secured Obligations, regardless of whether Callaway Golf has reason to believe that any such facts materially increase the risk beyond that which Saint Andrews intends to assume or has reason to believe that such facts are unknown to Saint Andrews or has a reasonable opportunity to communicate such facts to Saint Andrews.

        (g) Saint Andrews agrees that (i) Saint Andrews shall have no right of subrogation, reimbursement or indemnity against the Company or against any collateral provided for the Note unless and until all Secured Obligations have been paid in full; (ii) Saint Andrews shall have no right of contribution against any other guarantor unless and until all Secured Obligations have been paid in full; and (iii) until Saint Andrews is permitted by the terms of this paragraph to exercise any such right of subrogation, reimbursement, indemnity or contribution, Saint Andrews hereby waives any right to enforce any remedy that Saint Andrews might have against the Company or any other guarantor, or to participate in any security held by Callaway Golf for the Secured Obligations, by reason of any one or more payments by Saint Andrews or collections under this Agreement, including, without limitation, any such right or any other right set forth in Sections 2845, 2848 or 2849 of the California Civil Code. Whether or not any or all of the foregoing waivers of rights in respect of subrogation, reimbursement, indemnity and contribution are held to be enforceable: (i) all existing and future indebtedness of the Company to Saint Andrews (including, without limitation, any indebtedness arising by reason of any payment by Saint Andrews hereunder) is hereby subordinated to all Secured Obligations, and, without the prior written consent of Callaway Golf, such indebtedness shall not be paid, in whole or in part, nor will Saint Andrews accept any payment of or on account of any such indebtedness except as expressly permitted by this Agreement; provided, however, that, if Callaway Golf so requests, Saint Andrews shall enforce and/or collect such indebtedness, subject to the following clause (ii); (ii) each payment by the Company, whether received in violation of this Agreement or pursuant to the request of Callaway Golf, shall be received by Saint Andrews in trust for Callaway Golf, and Saint Andrews shall cause the same to be paid to Callaway Golf, immediately upon demand by Callaway Golf, on account of the Secured Obligations; and (iii) no such payment shall reduce or affect in any manner the liability of Saint Andrews under this Agreement. Saint Andrews shall execute such further documents, and take such further acts, as Callaway Golf may request for the purpose of further perfecting, preserving or protecting its rights hereunder.

        (h) Upon the occurrence of any Default hereunder (but without limiting Callaway Golf's right to resort to any other remedy it may have in respect thereof), Callaway Golf may elect to foreclose non-judicially or judicially against any real or personal property security it holds for the Secured Obligations or any part thereof, or exercise any other remedy against the Company or against any security. No such action by Callaway Golf shall release or limit the liability of Saint Andrews, even if the effect of that action is to deprive Saint Andrews, or any other guarantor, of the right or ability to collect reimbursement from or to assert subrogation, indemnity, or contribution rights against the Company or against any other guarantor for any sums paid to Callaway Golf, or to obtain reimbursement by means of any security held by Callaway Golf for the Secured Obligations. Saint Andrews waives all rights and defenses arising out of an election of remedies by Callaway Golf, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Secured Obligations, has destroyed Saint Andrews' rights of subrogation and/or reimbursement against the Company by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Saint Andrews waives all rights and defenses arising out of the operation of Section 580a of the California Code of Civil Procedure, and further waives its right to a fair value hearing under such
Section 580a, or similar provisions of other applicable law, to determine the size of a deficiency judgment following any foreclosure sale on encumbered real property. Saint Andrews waives all rights and defenses that it may have because the Secured Obligations, or parts thereof, are secured by real property. This means, among other things: (i) Callaway Golf may collect from Saint Andrews without first foreclosing on any real or personal property collateral pledged by the Company or otherwise; (ii) if Callaway Golf forecloses on any real property collateral (a) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) Callaway Golf may collect from Saint Andrews even if Callaway Golf, by foreclosing on the real property collateral, has destroyed any right Saint Andrews may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses Saint Andrews may have because the Secured Obligations or portions thereof are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

        (i) So long as any Secured Obligation shall be owing to Callaway Golf, Saint Andrews shall not, without the prior written consent of Callaway Golf, commence, or join with any other person or entity in commencing, any bankruptcy, reorganization, or insolvency proceeding against the Company. The obligations of Saint Andrews under this Agreement shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of the Company, or by any defense the Company may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. In furtherance of the foregoing, Saint Andrews agrees that if acceleration of the time for payment of any amount payable by the Company under the Note or in respect of the other Secured Obligations is stayed for any reason, all such amounts otherwise subject to acceleration shall nonetheless be payable by Saint Andrews hereunder forthwith upon demand.

        (j) The liability of Saint Andrews hereunder shall be reinstated and continued, and the rights of Callaway Golf shall continue, with respect to any amount at any time paid on account of the Secured Obligations that Callaway Golf shall thereafter be required to restore or return in connection with the bankruptcy, insolvency, or reorganization of the Company or Saint Andrews, or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be restored or returned shall be made by Callaway Golf in its sole discretion; provided, however, that if Callaway Golf chooses to contest any such matter, Saint Andrews agrees to indemnify and hold harmless Callaway Golf from all costs and expenses (including, without limitation, reasonable legal fees and disbursements) of such litigation. Callaway Golf shall be under no obligation to return or deliver this Agreement to Saint Andrews, notwithstanding the payment of the Secured Obligations. If this Agreement is nevertheless returned to Saint Andrews or is otherwise released, then the provisions of this Section 18(j) shall survive such return or release, and the liability of Saint Andrews under this Agreement shall be reinstated and continued under the circumstances provided in this Section 18(j) notwithstanding such return or release.

    19. Miscellaneous. No provision of this Agreement or Callaway Golf's rights hereunder can be waived or modified nor can Saint Andrews be released from its obligations hereunder except by a writing executed by Callaway Golf. No such waiver shall be applicable except in the specific instance for which given.

    20. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

    [This page intentionally left blank]

    IN WITNESS WHEREOF, Saint Andrews and Callaway Golf have executed this Membership Interest Security Agreement as of the day and year first written above.

                                SAINT ANDREWS GOLF CORPORATION, a Nevada corporation

                                By:
                                    Ron Boreta, President

                                CALLAWAY GOLF COMPANY, a California
                                corporation

                                By:
                                    Donald H. Dye, President and Chief
                                    Executive Officer

                CONSENT AND ACKNOWLEDGMENT BY COMPANY AND MEMBERS

     All-American Golf LLC, a California limited liability company (the "Company") and each of the undersigned (constituting 100% of the members of the Company), hereby consent to and acknowledge that they are aware of Callaway Golf's security interest in and to Saint Andrews' membership interest in the Company and any and all related obligations of the Company to Saint Andrews pursuant to the foregoing Membership Interest Security Agreement ("Agreement)", and further acknowledges, consents and agrees as follows:

    1. To the granting by Saint Andrews of all of its membership rights, title and interests in and to the Company and the Operating Agreement in accordance with the Agreement.

    2. To pay all amounts required under the Agreement to be paid to Callaway Golf and to perform according to the terms therein;

    3. Upon a Default, that Callaway Golf may exercise any and all rights of Saint Andrews under the Operating Agreement, including, without limitation, all voting, management, and inspection rights.

    4. That it shall not cause an amendment, modification or alteration of the Operating Agreement or any rights thereunder without the prior written consent of Callaway Golf.

    5. That until all of the Secured Obligations are paid and satisfied in full, it will not mortgage, sell, pledge or hypothecate any assets of the Company without the consent of Callaway Golf, which can be given or withheld in Callaway Golf's sole judgment.

    6. That it shall provide to Callaway Golf at all times any and all information reasonably requested by Callaway Golf with respect to the Company and to allow it to inspect the books and records of the Company at times requested.

    7. In the event of a foreclosure of the Collateral or portions thereof by Callaway Golf, provided Callaway Golf or an affiliate or designee of Callaway Golf shall become the owner thereof, then, upon the written election of Callaway Golf or such affiliate or designee, Callaway Golf or such affiliate or designee, as the case may be, shall become automatically admitted as a member in the Company in place of Saint Andrews and shall be entitled to exercise any and all rights relating thereto.

    8. That notwithstanding any provision of the Agreement or this Consent, Callaway Golf is not assuming any of the obligations of Saint Andrews.

    9. That this Consent shall be irrevocable and shall remain in full force and effect until such time as it shall receive written notice from Callaway Golf that all of the Secured Obligations shall have been satisfied in full.

    10. That the undersigned have duly registered and recorded in the books and records of the Company the security interest of Callaway Golf granted by Saint Andrews to Callaway Golf and that Callaway Golf is deemed a registered pledgee of such interest.

    All capitalized terms not defined hereinabove shall be as defined in the Agreement. The obligations hereunder shall be joint and several.

    [This page intentionally left blank]

    WHEREFORE, this Consent and Acknowledgment by Company and Members is executed on June 13, 1997.

ALL-AMERICAN GOLF LLC, a California   SAINT ANDREWS GOLF CORPORATION,
limited liability company             a Nevada Corporation

By: SAINT ANDREWS GOLF CORPORATION,   By:
    a Nevada corporation,                Ron Boreta, President
    Managing Member

    By:
        Ron Boreta, President


By: CALLAWAY GOLF COMPANY, a          CALLAWAY GOLF COMPANY, a
    California corporation, Member    California corporation

    By:                               By:
        Donald H. Dye, President          Donald H. Dye, President and
        and Chief Executive Officer       Chief Executive Officer

                           IRREVOCABLE INSTRUCTION

    The undersigned hereby irrevocably instructs All-American Golf LLC, a California limited liability company, and all of its members, to carry out and perform the terms of the foregoing Consent and Acknowledgment by Company and Members and the Agreement as defined therein. This Instruction shall be irrevocable by the undersigned.

                                   SAINT ANDREWS GOLF CORPORATION,
                                   a Nevada corporation

                                   By:
                                       Ron Boreta, President

                       SERVICE MARK LICENSE AGREEMENT

    THIS SERVICE MARK LICENSE AGREEMENT ("Agreement") is made and effective as of June 13, 1997, by and between Callaway Golf Company, a California corporation ("Callaway Golf") and All-American Golf LLC, a California limited liability company ("LICENSEE") and is made with reference to the following facts:

    A. Callaway Golf is the owner of all right, title, and interest in and to the registered and unregistered trademarks and any and all trade dress, labels, and designs associated therewith, which are set forth on Exhibit A attached hereto, together with the goodwill of the business symbolized thereby; and

    B. Callaway Golf and LICENSEE mutually desire to enter into this Agreement in accordance with the provisions hereof.

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, the parties do hereby agree as follows:

    1.  Definitions.

        1.1    "Licensed Mark" shall mean the mark "Callaway Golf Center."

        1.2 "Center" shall mean the golf facility, including a golf course, driving range, performance center, training facility and golf shop, to be located on the premises of the All-American Sport Park in Las Vegas, Nevada.

        1.3 "Operating Agreement" shall mean the Operating Agreement for All-American Golf LLC dated June 13, 1997.

    2.  License.

        2.1 Grant. Subject to the terms and conditions hereof, Callaway Golf hereby grants to LICENSEE, and LICENSEE accepts from Callaway Golf, for the term of this Agreement, a nontransferable, limited exclusive (except as set forth herein) license, to use the Licensed Mark (i) as the name of the Center and (ii) in advertisements for the Center. The list of marks set forth on Exhibit A is solely for purposes of defining Callaway Golf's trademark rights. Nothing herein shall be construed to grant LICENSEE the right to use any Callaway Golf mark other than the Licensed Mark "Callaway Golf Center."

        2.2 Reservation of Rights. Callaway Golf expressly reserves all rights with respect to all trademarks or service marks that may be owned by it or licensed to it which are not expressly licensed to LICENSEE under this Agreement.

    3.  Quality Standards.

        3.1 Maintenance of Quality. In the course of operating and marketing the Center in connection with the Licensed Mark, LICENSEE shall maintain and adhere to standards of quality and technical specifications that may be in effect and/or adopted and approved by Callaway Golf, in its sole and absolute discretion, from time to time during the term of this Agreement including, but not limited to, the approval and review rights of Callaway Golf with respect to the operation of the Center as set forth in the Operating Agreement of LICENSEE ("Standards and Specifications"). The Standards and Specifications are designed to ensure that the operation and marketing of the Center are consistent with the reputation enjoyed by Callaway Golf and the Licensed Mark.

        3.2 Advertising. Callaway Golf shall have the right to approve all advertising and marketing materials relating to the Center and which include the Licensed Mark prior to the initial use by LICENSEE of same.

        3.3 Rights of Inspection. To ensure that the Standards and Specifications are maintained, Callaway Golf and its authorized agents and representatives shall have the right to enter the Center at all reasonable times, with prior notice to LICENSEE to inspect the operation of the Center and to inspect the books, records, advertisements and marketing materials of LICENSEE.

    4.  Ownership of the Licensed Mark; Modifications.

        4.1 Callaway Golf's Ownership Rights. LICENSEE acknowledges Callaway Golf's exclusive right, title, and interest in and to the Licensed Mark and acknowledges that nothing herein shall be construed to accord to LICENSEE any rights in the Licensed Mark except as otherwise expressly so provided. LICENSEE acknowledges that its use of the Licensed Mark hereunder will not create in it any right, title or interest in the Licensed Mark and that all such use of the Licensed Mark and the goodwill generated thereby will
inure to the benefit of Callaway Golf.   LICENSEE warrants and represents with
respect thereto as follows:

            4.1.1 LICENSEE will not at any time challenge Callaway Golf's right, title, or interest in the Licensed Mark or the validity of the Licensed Mark or any registration thereof;

            4.1.2 LICENSEE will not do or cause to be done or omit to do anything, the doing, causing, or omitting of which would contest or in any way impair or tend to impair the rights of Callaway Golf in the Licensed Mark;

            4.1.3 LICENSEE will not represent that it has any ownership in or rights with respect to the Licensed Mark other than rights conferred by this Agreement; and

            4.1.4 LICENSEE will not, either during or subsequent to the term of this Agreement, use any trademark, service mark, trade name, insignia or logo that is confusingly similar to or a colorable imitation of the Licensed Mark.

        4.2 Changes and Modifications to the Licensed Mark. Callaway Golf expressly reserves the right from time to time to modify and change the Licensed Mark. The Licensed Mark, as so modified or changed, shall for all purposes be deemed to be the Licensed Mark referred to in this Agreement. Any and all such modifications or changes in said Licensed Mark developed or adopted by Callaway Golf shall be the sole and absolute property of Callaway Golf, and Callaway Golf may incorporate the same in the Licensed Mark and shall have the exclusive right to register such modified or changed marks as trademarks and/or service marks. LICENSEE may propose changes to the Licensed Mark for adoption and approval by Callaway Golf.

    5.  Undertakings of Licensee Respecting the Licensed Mark.

        5.1 Marking; Compliance with Trademark Laws. LICENSEE shall, (1) cause the appropriate designation "TM," ''SM,'' or the registration symbol " " to be placed adjacent to the Licensed Mark in connection with each use or display thereof and to indicate such additional information as Callaway Golf shall specify from time to time concerning the license rights under which LICENSEE uses the Licensed Mark; and (2) comply with all laws pertaining to trademarks and service marks in force from time to time.

        5.2 Display of the Marks. LICENSEE shall display, in a manner consistent with Callaway Golf's standards, the Licensed Mark at the Center and in marketing activities respecting the Center.

        5.3 No Use Objectionable to Callaway Golf. LICENSEE shall not use the Licensed Mark on or in connection with any display, packaging, or marketing material to which Callaway Golf at any time objects.

    6.  License Fee.

        6.1 Commitment to Pay Royalties. LICENSEE shall pay to Callaway Golf or its successors-in-interest a royalty (the "Royalty") in U.S. Dollars to accounts designated by Callaway Golf in accordance with the provisions set forth in this Section 6.

        6.2 Royalty Rate; Payment Requirements; Report. LICENSEE shall pay Callaway Golf, within ninety (90) days following the end of each fiscal year of LICENSEE, a "Royalty Payment" equal to three percent (3%) of Licensee's gross revenues from the Center for such fiscal year, along with a report of the aggregate gross revenues and Royalty Payments of the Center for such fiscal year, certified by an independent public accountant (hired and paid for by LICENSEE and acceptable to Callaway Golf in its sole discretion) as presenting such information fairly in all material respects. The Royalty Payment for any one fiscal year shall not exceed Fifty Thousand Dollars ($50,000) ("Maximum Royalty Payment").

        6.3 Interest on Late Royalty Payments. Time is of the essence with respect to all payments by LICENSEE and interest at the rate of interest announced publicly by Wells Fargo Bank, from time to time, as its base rate (referred to herein as the "Base Rate"), on the date payment is due, shall accrue on any amount due Callaway Golf, from and after the date upon which payment is due until the date of actual payment. The interest so charged shall be calculated monthly and payable on demand, and shall accrue at the aforesaid rate until the payment is received by Callaway Golf. The payment of interest in accordance with the terms hereof is in addition to all other remedies available to Callaway Golf in the event of default or termination.

        6.4 Best Efforts Commitment. LICENSEE acknowledges that the expectancy of Callaway Golf of receipt of Royalty Payments pursuant to this Agreement constitutes a material inducement to Callaway Golf to enter into this Agreement. Accordingly, LICENSEE undertakes to employ its best efforts during the term of this Agreement to operate and market the Center under the Licensed Mark in order to generate such Royalty Payments.

    7.  Prosecution and Defense of Infringement Claims.

        7.1 Notice and Prosecution of Infringement of Marks. LICENSEE shall provide Callaway Golf with prompt notice of any apparent infringement of the Licensed Mark, any petition to cancel any registration of the Licensed Mark, or any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, the Licensed Mark of which it becomes aware. Callaway Golf, in its sole discretion, shall have sole right to:

            7.1.1 Institute and prosecute any actions for such infringement of the Licensed Mark;

            7.1.2 Defend any petition to cancel any registration of the Licensed Mark; and

            7.1.3 Oppose any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, the Licensed Mark.

            7.1.4 Any damages and costs recovered through such proceedings shall belong exclusively to Callaway Golf, and Callaway Golf shall be solely responsible for all costs and expenses (including attorney's fees) of prosecuting such actions. LICENSEE shall provide Callaway Golf with reasonably requested assistance in connection with such proceedings, and Callaway Golf shall reimburse LICENSEE's reasonable out-of-pocket costs of providing such assistance.

        7.2    Notice and Defense of Third-Party Infringement Claims.
LICENSEE shall have primary responsibility for defending against any and all claims charging service mark or trademark infringement involving the use by LICENSEE of the Licensed Mark. Callaway Golf shall provide LICENSEE with reasonably requested assistance in connection with such proceedings, and LICENSEE shall reimburse Callaway Golf's reasonable out-of-pocket costs of providing such assistance. LICENSEE shall keep Callaway Golf informed of the status of such proceeding and supply Callaway Golf with any reasonably requested documents regarding such proceedings. Any expenses, losses, damages, or judgments (including attorney's fees) in connection with claims alleging service mark or trademark infringement involving the use by LICENSEE of the Licensed Mark shall be the responsibility of LICENSEE without any claim over against Callaway Golf for any portion thereof. LICENSEE shall obtain Callaway Golf's approval before entering into any compromise, settlement in stipulation regarding such proceeding, which approval Callaway Golf shall not unreasonably withhold.

        7.3 Callaway Golf's Rights to Defend Infringement Claims. In the event LICENSEE does not within a reasonable period (having due regard for the protection of the Licensed Mark) defend against a claim alleging service mark or trademark infringement involving the use by LICENSEE of the Licensed Mark, Callaway Golf shall have the right, but shall not be obligated, to defend such claim. Any expenses, losses, damages, or judgments (including attorney's fees) in connection with such claims defended by Callaway Golf shall be the sole responsibility of LICENSEE.

    8. Licensee Defense and Indemnification of Licensor. LICENSEE shall defend, indemnify and save harmless Callaway Golf, its subsidiaries and affiliates, and their respective successors and assigns from all losses, costs, liabilities, damages, claims, and expenses of every kind and description, including reasonable attorney's fees, arising out of or resulting from any act or omission of LICENSEE relating to the operation and marketing of the Center in connection with which the Licensed Mark is used, including, but not limited to (1) unfair or fraudulent advertising claims, warranty claims, and product defect or liability claims pertaining to the Center; and
(2) claims for unauthorized use or misuse of any patent, trademark, copyright, or other proprietary right owned, used or controlled by any third party pertaining to the operation and marketing of the Center.

    9. Compliance with Laws by Licensee. In addition to compliance with laws governing service mark and trademark usage as provided in Section 5 hereof, LICENSEE agrees to comply with all laws governing operation and marketing of the Center.

    10. Term and Termination.

        10.1 Term. The term of this Agreement shall continue until terminated in accordance with the terms set forth herein.

        10.2 Events of Termination. If any of the following events shall occur with respect to LICENSEE, each such occurrence shall be deemed an "Event of Termination."

            10.2.1 Bankruptcy of LICENSEE. The occurrence of a "Bankruptcy" with respect to LICENSEE. For this purpose, "Bankruptcy" means a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means the inability of LICENSEE generally to pay its debts as such debts become due, or an admission in writing by LICENSEE of its inability to pay its debts generally or a general assignment by LICENSEE for the benefit of creditors; the filing of any petition or answer by LICENSEE seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of LICENSEE or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for LICENSEE or for any substantial part of its property; or corporate action taken by LICENSEE to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means without the consent or acquiescence of LICENSEE, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against LICENSEE, which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of LICENSEE, the entering of an order appointing a trustee, custodian, receiver, or liquidator of LICENSEE or of all or any substantial part of the property of LICENSEE which order shall not be dismissed within sixty (60) days.

            10.2.2 Royalty Payment Default. LICENSEE defaults in the payment of any amount owed to Callaway Golf for Royalties pursuant to Section 6 when same becomes due and payable.

            10.2.3 Breach of Agreements. LICENSEE fails to perform in accordance with any of the material terms and conditions contained (i) in this Agreement (except to the extent that such failure to perform constitutes a royalty payment default subject to Section 10.2.2 above); (ii) the Operating Agreement for All-American Golf LLC dated June 13, 1997; (iii) the Right of First Opportunity Agreement by and between LICENSEE and Callaway Golf dated June 13, 1997; (iv) the Secured Promissory Note dated June 13, 1997 by and between LICENSEE and Callaway Golf; or (v) the Continuing Security Agreement dated June 13, 1997 by and between LICENSEE and Callaway Golf.

            10.2.4 Dissolution of Licensee. LICENSEE ceases operations for any reason for more than forty-five (45) consecutive days or sixty (60) days in any twelve (12) month period.

            10.2.5 Performance Criteria. LICENSEE fails to meet the performance criteria set forth on Exhibit B attached hereto.

            10.2.6 Sale of Callaway Golf's Membership Interest in LICENSEE. Callaway Golf sells all of its membership interest in LICENSEE pursuant to
Section 7.1 of the Operating Agreement.

        10.3 Callaway Golf's Right to Terminate Upon Event of Termination. Callaway Golf may, at its option, without prejudice to any other remedies it may have, terminate this Agreement upon occurrence of an Event of Termination by giving written notice of such termination to LICENSEE as follows:

            10.3.1 Immediately, upon the occurrence of any Event of Termination pursuant to Section 10.2.1, 10.2.4, 10.2.5 or 10.2.6, or the effective date of termination pursuant to Section 10.4;

            10.3.2 After the expiration of two (2) business days following the occurrence of an Event of Termination pursuant to Section 10.2.2 and delivery of written notice of such payment default to LICENSEE, if such payment default is then still uncured; or

            10.3.3 After the expiration of fifteen (15) days from LICENSEE's receipt of notice from Callaway Golf of the occurrence of any Event of Termination pursuant to Section 10.2.3, if such Event of Termination is then still uncured.

        10.4 Callaway Golf's Rights To Terminate For Any Reason Or No Reason. Callaway Golf shall have the right to terminate this Agreement at any time for any or no reason upon giving ninety (90) days prior written notice of such termination and with payment to LICENSEE in the amount of Five Hundred Thousand Dollars ($500,000). Callaway Golf shall pay such amount on the effective date of termination pursuant to this Section. Callaway Golf shall have the right to offset against such termination payment any Royalty Payment then due to Callaway Golf.

        10.5 Availability of Injunctive Relief. LICENSEE agrees that the remedy at law of Callaway Golf for any act or event that constitutes an Event of Termination under this Agreement, other than the failure of LICENSEE to pay any monies when due, will be inadequate and that Callaway Golf shall be entitled to injunctive relief, specific performance or other such equitable relief, and that LICENSEE shall not urge in any such proceeding that an adequate remedy exists at law.

        10.6 Post-Termination Obligations of LICENSEE. Upon the termination of this Agreement for any reason, all rights of LICENSEE to use the Licensed Mark shall immediately thereafter cease. LICENSEE shall not thereafter operate or conduct business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force, or that LICENSEE has any right to use the Licensed Mark.

    11. Miscellaneous.

        11.1 Entire Agreement; Modifications. This Agreement, together with exhibits and schedules attached hereto, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No changes or modifications of or additions to this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

        11.2 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

        11.3 Assignment. No party to this Agreement may, voluntarily or by operation of law, assign or otherwise transfer any of his, her or its rights or obligations under this Agreement, without obtaining the prior written consent of all other parties hereto. Any attempted assignment in violation of this Agreement shall be void and of no effect.

        11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

        11.5 Waivers. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

        11.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given, or on the third (3rd) day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

        If to Callaway Golf:

            Callaway Golf Company
            2285 Rutherford Road
            Carlsbad, California 92008-8815
            Attn:  Donald H. Dye, President and Chief
                      Executive Officer

        With a copy to:

            G. Edward Arledge, Esq.
            Luce, Forward, Hamilton & Scripps LLP
            600 West Broadway, Suite 2600
            San Diego, California 92101

        If to LICENSEE:

            Saint Andrews Golf Corporation
            Manager of LICENSEE
            5325 South Valley View Boulevard
            Suite 10
            Las Vegas, Nevada 89118
            Attn:    Ron Boreta, President of Manager

        With a copy to:

            Joseph P. Mulhern, Esq.
            Gozdecki & Del Giudice
            221 North La Salle Street, Suite 2200
            Chicago, Illinois 60601

    Either party may change the address to which notices to such party are to be addressed by giving the other party hereto written notice of such change in the manner herein set forth.

        11.7 Attorneys' Fees. If either party hereto commences an action against the other party to enforce any of the terms hereof or because of the breach by such other party of any of the terms hereof, the prevailing party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing party in connection with such action, including, without limitation, all reasonable attorneys' fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

        11.8 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

        11.9 Headings. The Section and Subsection headings used herein are for convenience or reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement.

        11.10 Counterparts. This Agreement may be executed in several counterparts all of which together shall constitute one and the same instrument with the same force and effect as though each of the parties had executed the same document.

        11.11 Governing Law. This Agreement is made and shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of California and wholly to be performed within California.

        11.12 Construction. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, that either party drafted this Agreement.

        11.13 No Public Announcement. Except as otherwise required by law, neither party to this Agreement shall make or cause to be made any public announcement or press release with respect to the terms of this Agreement or the transactions contemplated hereby without the prior written approval of the other party hereto, which consent shall not be unreasonably withheld or delayed.

        11.14 Venue; Submission to Jurisdiction. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in San Diego County, California, in any action or proceeding arising out of or relating to this Agreement. Each Member further agrees that personal jurisdiction over such Member may be effected by service of process, and that when so made shall be as if served upon such Member personally within the State of California. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

        11.15 Authority. Each of the persons executing this Agreement represents and warrants that it is authorized to execute this Agreement and the entity on whose behalf they are signing is bound by the terms hereof.

        11.16 Expenses. Except as otherwise provided for herein, each party hereto shall be responsible for its own expenses accrued in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, including fees of his or its respective attorneys, accountants or consultants.

        11.17 Good Faith. All parties hereto agree to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after the execution hereof.

        11.18 Time is of the Essence. Time is of the essence in this Agreement, and all of the terms, covenants and conditions hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CALLAWAY GOLF COMPANY,                  LICENSEE:
a California corporation
                                        ALL-AMERICAN GOLF LLC, a
By:                                     California limited liability company
    Donald M. Dye, President and
    Chief Executive Officer             By: Saint Andrews Golf Corporation,
                                            a Nevada corporation

                                            By:
                                                Ron Boreta, President

                                  EXHIBIT A

                                         REGISTRATION
TRADEMARK                                   NUMBER            CLASSES
Ginty                                    1239514              28
Bouncer                                  1302835              28
The Purist                               1310230              28
Callaway Hickory Stick                   1313608              28
Little Poison                            1326177              28
Stan Thompson & Design                   1374905              28
Stan Thompson & Design                   1376015              25, 28
T and Design                             1377379              25, 28
Billet Series                            1431312              28
Ginty II & Design                        1431331              28
S2H2 & Design                            1506114              28
S2H2 & Design                            1524605              25
The Swing Tube                           1627344              28
T and Design                             1643727              28
Ladies Gems & Design                     1649160              28
Big Bertha                               1649164              28
Tru-bore                                 1656904              28
Callaway & Design                        1662574              28
Ginty Steamer                            1669906              28
You Can't Argue with Physics             1681308              28
White Gold & Design                      1684160              28
Newton Figure Pointing & Device          1691746              28
S2H2                                     1713921              28
Big Bertha & Design                      1720466              28
You Can't Hit It With Your Eyes Closed   1743983              28
Hole in the Head                         1746483              28
Callaway & Design                        1762932              25
World's Friendliest Fairway Woods        1766823              28
Callaway & Design                        1768763              28
RCH 60                                   1779049              28
World's Friendliest Driver               1783510              28
Big Bertha                               1800144              25
Paul Runyan                              1807716              28
RCH 90                                   1816436              28
RCH 90 & Design                          1819065              28
Newton Figure Swinging Club & Device     1821440              25
Torus & Device                           1821477              28
Heavenwood                               1826476              28
Ladies' Gems & Design                    1831447              28
The Most Solid Feel in Golf              1833403              28
Newton Figure Swinging Club & Device     1833419              28
World's Friendliest Metal Woods          1851149              28
War Bird                                 1867722              28
The Tuttle                               1877710              28
Divine Nine                              1879270              28
Newton Figure Sitting & Device           1887983              28
Big Bertha Callaway Irons USA
 Medallion & Design                      1912653              28
Chevron & Device                         1918107              28
Big Bertha Bottom Design                 1918108              28
S2H2 Wood Bottom Design                  1922181              28
Big In All The Right Places, For
 All The Right Reasons                   1932270              28
Kick Butt                                1932282              28
S2H2 & Design                            1933211              28
Brass Billet                             1943259              28
War Bird Bottom Design                   1947849              28
Callaway & Design                        1959504              25
Great Big Bertha                         1982951              28
World's Friendliest Iron                 1987183              28
Medallion Outline                        1991571              28
G.B.B.UL & Design                        1996083              28
Titanic                                  2007032              28
G.B.B. & Design                          2012458              28
World's Friendliest                      2022405              28
Ely Would                                2039478              28
Medallion Internal Geometries            2045306              28
RCH Series 96                            2056210              28
How Golf Should Feel                     2056345              28
Medallion Outline                        2059675              25
Deuce                                    2065148              28
Ginty                                     899593              28
BBB Men's Head Cover                                          28
BBB Scoreline Design                                          28
BBB Women's Head Cover                                        28
Biggest Big Bertha                                            25
BJ-1                                                          28
Callaway                                                      37
Callaway                                                      16
Callaway                                                      9, 42
Callaway                                                      36
Callaway                                                      8
Callaway                                                      3, 9
Callaway & Design                                             37
Callaway & Design                                             9, 42
Callaway & Design                                             16
Callaway & Design                                             36
Callaway & Design                                             3, 9
Callaway & Design                                             21
Callaway & Design                                             8
Callaway & Design                                             6
Callaway Golf                                                 28
Callaway Golf                                                 9, 42
Callaway Golf                                                 16
Callaway Golf                                                 25
Callaway Golf & Design                                        28
Callaway Golf & Design                                        9, 42
Callaway Golf & Design                                        16
Callaway Golf & Design                                        25
Callaway Golf Center                                          41
Callaway Golf Experience                                      42
Callaway Golf Performance Center                              42
Callaway Kids                                                 16
Chevron & Device                                              28
Deuce                                                         25
Divine Nine                                                   25
Ely Would                                                     25
GBB Iron Medallion (broad) & Design                           28
GBB Iron Medallion (medium) & Design                          28
GBB Iron Medallion (narrow) & Design                          28
GBB Scoreline Design                                          28
Gems Lite                                                     28
Gems UL                                                       28
Gems Ultra Lite                                               28
Great Big Bertha                                              25
Heavenwood                                                    25
Memphis "10" Special                                          28
S2H2 & Design                                                 25
Sir Issac Performance System                                  9
Tartan & Design                                               25
Tungsten Titanium & Design                                    28
War Bird                                                      25
Callaway                                                      18
Callaway & Design                                             9
Callaway & Design                                             18
Callaway Golf                                                 18
Callaway Golf                                                 9
Callaway Golf & Design                                        18
Callaway Golf & Design                                        9
Memphis "10"                                                  28

                                  EXHIBIT B
                             PERFORMANCE CRITERIA

FISCAL YEAR                            PERFORMANCE CRITERIA

1997 The Company shall not realize a net loss in excess of $500,000 from the date of the opening of the Center to the general public through December 31, 1997.

1998 The Company shall not realize a net loss in excess of $400,000 for the year nor a cumulative, undiscounted net loss in excess of $1,000,000 as of the end of the year.

1999 The Company shall not realize a net loss in excess of $300,000 for the year nor a cumulative, undiscounted net loss in excess of $1,000,000 as of the end of the year.

2000 The Company shall not realize a net loss in excess of $200,000 for the year nor a cumulative, undiscounted net loss in excess of $1,000,000 as of the end of the year.

2001 The Company shall attain inception-to-date, undis-counted net profit of at least $1.

2002+ During each fiscal year that the Callaway Golf Loan remains outstanding, the Allocation of Net Income and Net Loss to Callaway Golf as calculated pursuant to Article VI of this Agreement will represent at least a 5% annual return on the equity investment of Callaway Golf.

                   During each fiscal year following the year in which the Callaway Golf Loan is repaid, the Allocation of Net Income and Net Loss to Callaway Golf as cal-culated pursuant to Article VI of this Agreement will represent at least a 10% annual return on the equity investment* of Callaway Golf.

    Performance Criteria shall be subject to applicable governmental laws, orders, ordinances, rules, regulations and restrictions, acts of God, fires, strikes and other labor difficulties, accidents, war and any risks in any way pertaining thereto and all other events and circumstances beyond the control of Company. Failure to achieve Performance Criteria shall not be deemed to have occurred if such failure is caused by any of the events set forth in the preceding sentence.

--------------

* As to any fiscal year, the equity investment of Callaway Golf is defined as:

- the initial capital contribution of $750,000 plus
- any additional capital contribution made by (or conversion of debt to equity effected by) Callaway Golf pursuant to this Agreement. Contributions made during the subject year will be appropriately weighted to reflect the portion of the year benefitted by the contribution plus
- cumulative prior year net income allocations pursuant to Article VI of this Agreement, except that if cumulative prior year allocations represent a net loss, such cumulative prior year allocations will be disregarded minus
- any distributions made to Callaway Golf pursuant to Article VI of this Agreement.

Distributions made during the subject year will be appropriately weighted to reflect the portion of the year affected by the distribution.

                             STATE OF CALIFORNIA
                        BILL JONES, SECRETARY OF STATE
                                 SACRAMENTO

    I, Bill Jones, Secretary of State of California, hereby certify:

    That the annexed transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

THE GREAT SEAL
OF THE STATE OF
CALIFORNIA                       IN WITNESS WHEREOF, I execute this
                                 certificate and affix the Great
                                 Seal of the State of California

                                 May 29, 1997
                                 /s/ Bill Jones
                                 Secretary of State

                             STATE OF CALIFORNIA
                        BILL JONES, SECRETARY OF STATE
                                 SACRAMENTO

                           LIMITED LIABILITY COMPANY
                           ARTICLES OF ORGANIZATION

1.  Limited liability company name: All-American Golf LLC

2. Latest date (month/day/year) on which the limited liability company is to dissolve: December 31, 2097

3. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Company Act.

4. Enter the name of initial agent for service of process and check the appropriate provision below:

     Davie Rane, which is

     [X] an individual residing in California.  Proceed to Item 5.

     [ ] a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5. If the initial registered agent for service of process is an individual, enter a business or residential street address in California:

     Street address:  2285 Rutherford Road
     City:  Carlsbad    State:  California     Zip Code:  92008-8815

6.  The limited liability company will be managed by:  (Check one)

     [X] one manager   [ ] more than one manager   [ ]  limited liability
                                                        company members

7. If other matters are to be included in the Articles of Organization attach one or more separate pages.

     Number of pages attached, if any:  0

8.  It is hereby declared that I am the         For Secretary of State Use
    person who executed this instrument,
    which execution is may act and deed.
                                                      101997148021
/s/ G. Edward Arledge, Esq.
Signature of organizer                          FILED in the office of the
                                                Secretary of State of the
G. Edward Arledge, Esq.                         State of California
Type or print name of organizer
                                                       May 28, 1997
Date:  May 27, 1997
                                                /s/ Bill Jones
                                                BILL JONES, Secretary of
                                                State